Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of the attached statement on Schedule 13D with respect to the common units beneficially owned by each of them. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of November 12, 2019.

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC,
Its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, Deputy General Counsel & Corporate Secretary

DCP MIDSTREAM GP, LLC

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, Deputy General Counsel & Corporate Secretary

DCP MIDSTREAM, LLC

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, Deputy General Counsel & Corporate Secretary

[Signature Page to Joint Filing Agreement]